Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Tecogen Inc. and Subsidiary of our report dated September 22, 2010, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Caturano and Company, Inc.
Caturano and Company, Inc.

Boston, Massachusetts
December 22, 2011